Exhibit 99.1

Government of Canada Selects Ceridian to Deliver the Next Generation HR and Pay Pilot

Toronto, ON, September 21, 2021 – Ceridian (NYSE: CDAY; TSX: CDAY), a global leader in human capital management (HCM) technology, today announced it has been selected to deliver the design and experimentation phase of the Next Generation Human Resources and Pay pilot by the Government of Canada. Ceridian will work with the Government of Canada to co-design and deliver intelligent HR and pay solutions for the federal public service.

“With our global leadership in human capital management, complemented by our deep and longstanding commitment to Canada, we are in a unique position to support Canada’s digital-first vision for modern, mobile, and accessible HR and pay processes,” said David Ossip, Chairman and CEO, Ceridian. “We look forward to continuing our work with the Government of Canada, unions, and employees by providing our intelligent HR and payroll solutions to our hard-working federal public servants.”

Driven by an intelligent approach to HCM, Ceridian will help the Government of Canada deliver accurate, compliant, and always-on HR and pay solutions for public service employees. The flexibility of the Dayforce platform will help federal departments and agencies adapt to complex, changing legislative requirements while implementing their own unique organizational policies around HR and pay.

“Today’s announcement builds on our tremendous momentum in the Public Sector, and reflects our proven ability to deliver scalable technologies that reduce compliance complexities and risk, while creating engaging employee experiences,” said Ossip.

About Ceridian

Ceridian. Makes Work Life Better™.

Ceridian is a global human capital management software company. Dayforce, our flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. Our platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes. Visit Ceridian.com or follow us @Ceridian.

Forward-Looking Statement and Risk Factors

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, and our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to the future and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

This press release should be read in conjunction with the risks detailed in the “Cautionary Note Regarding Forward-Looking Information,” “Forward-Looking Statement”, “Risk Factors” and other sections of Ceridian’s Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and other filings with the Securities and Exchange Commission.

Media contact:
Teri Murphy

teri.murphy@ceridian.com

647-417-2117